As filed with the Securities and Exchange Commission on September 5, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NVR, INC.

(Exact name of registrant as specified in its charter)

Virginia	54-1394360
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11700 Plaza America Drive, Suite 500

Reston, Virginia 20190

(703) 956-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul C. Saville

Chief Executive Officer

NVR, Inc.

11700 Plaza America Drive, Suite 500

Reston, Virginia 20190

(703) 956-4000

(Name, address, including zip code and telephone number, including area code, of agent for service)

With Copies to:

Alan L. Dye

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004

(202) 637-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)(2)	Amount to be registered(1)(2)	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Debt Securities(4)
Common Shares(4)
Preferred Shares(4)
Depositary Shares, representing Preferred Shares(4)
Warrants(4)

(1)	An indeterminate amount of each identified class of securities to be offered at indeterminate prices is being registered pursuant to this registration statement.
(2)	Omitted pursuant to General Instruction II.E. of Form S-3.
(3)	The registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act of 1933 and is omitting this information in reliance on Rule 456(b) under the Securities Act of 1933 and Rule 457(r) under the Securities Act of 1933. Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r) under the Securities Act of 1933.
(4)	Also includes such indeterminate principal amount of debt securities, or such indeterminate number of preferred shares, common shares or warrants as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible, exchangeable or exercisable securities (including any securities issuable upon stock splits or similar transactions pursuant to Rule 416 under the Securities Act of 1933) as may be offered pursuant to this Registration Statement. Separate consideration may or may not be received for any debt securities, preferred shares, common shares or warrants so issued upon conversion, exchange or redemption.

PROSPECTUS

NVR, Inc.

Debt securities

Common shares

Preferred shares

Depositary shares

Warrants

We may offer and sell, from time to time, in one or more series or classes, the following securities:

•	debt securities,

•	common shares,

•	preferred shares,

•	preferred shares represented by depositary shares, or

•	warrants to purchase securities.

We will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, each accompanying prospectus supplement and any documents we incorporate by reference into this prospectus or any prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may sell the securities to or through one or more underwriters, through dealers or agents, or through a combination of these methods on an immediate, continuous or delayed basis. If any underwriters, agents or dealers are involved in the sale of any securities, the applicable prospectus supplement will set forth their names, the specific terms of the plan of distribution, any over-allotment option and any applicable commissions or discounts. For more information, see “Plan of Distribution.” The specific manner in which any particular securities may be offered and sold will be described in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “NVR.” If we decide to list or seek a listing for any other securities, the related prospectus supplement will disclose the exchange or market on which the securities will be listed or where we have made an application for listing, as applicable.

See “Risk Factors” on page 2 herein and, if applicable, in the accompanying prospectus supplement, as well as the risk factors described in any of our other filings with the Securities and Exchange Commission, as referenced in this prospectus and/or the applicable prospectus supplement, for risks relating to an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 5, 2012.

- i -

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings at any time and from time to time over the next three years.

This prospectus and any accompanying prospectus supplement or free writing prospectus which we have authorized do not contain all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the SEC’s rules and regulations. For further information, we refer you to the additional information described under the headings “Where To Obtain Additional Information” and “Incorporation by Reference.” Statements contained in this prospectus and any accompanying prospectus supplement or free writing prospectus which we have authorized, or which are incorporated by reference into this prospectus or such prospectus supplement, about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for a complete description of these matters.

This prospectus provides you with a general description of the securities we may offer. Each time we sell any of the securities, we will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement or free writing prospectus may also add, update or change any information contained in this prospectus. If the information contained or incorporated by reference in this prospectus varies in any way from the information in a prospectus supplement or free writing prospectus (including any information incorporated by reference therein), you should rely on such prospectus supplement or free writing prospectus and any information incorporated by reference therein. You should read both this prospectus and any prospectus supplement or free writing prospectus together with the additional information described under the headings “Where To Obtain Additional Information” and “Incorporation by Reference.”

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable, the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of such securities.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or a solicitation of an offer to buy securities in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus.

You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date of the applicable document containing such information. Our business, financial condition, results of operations, cash flows and prospects may have changed since that date.

The terms the “Company,” “we,” “us,” “our” and “NVR” as used in this prospectus refer to NVR, Inc. and its consolidated subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

RISK FACTORS

An investment in our securities involves a high degree of risk. We urge you to carefully consider the risks incorporated by reference in this prospectus and, if applicable, in any accompanying prospectus supplement used in connection with an offering of securities, before making an investment decision, including those risks identified under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Additional risks, including those that relate to any particular securities we offer, may be included in the applicable prospectus supplement or free writing prospectus which we have authorized, or may be incorporated by reference into this prospectus or such prospectus supplement.

Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks. In addition, please read “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus or in any prospectus supplement used in connection with an offering of securities. Additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations or cause the price of our securities to decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus, the documents incorporated by reference herein, as well as statements made by us in periodic press releases or other public communications, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained or incorporated by reference in this document include those regarding market trends, our financial position, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by us and our customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by us in our homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which we have little or no control. We undertake no obligation to update such forward-looking statements except as required by law. For additional information regarding risk factors, see “Risk Factors” in our filings with the Securities and Exchange Commission referred to under the heading “Incorporation by Reference” in this prospectus.

THE COMPANY

We are one of the largest homebuilders in the United States. While we operate in multiple locations in 15 states as of the date of this prospectus, primarily in the eastern part of the United States, approximately 35% of our home settlements in 2011 occurred in the Washington, D.C. and Baltimore, MD metropolitan areas, which accounted for approximately 46% of our 2011 homebuilding revenues. Our homebuilding operations include the construction and sale of single-family detached homes, townhomes and condominium buildings under three trade names: Ryan Homes, NVHomes and Fox Ridge Homes. The Ryan Homes and Fox Ridge Homes products are marketed primarily to first-time homeowners and first-time move-up buyers. The Ryan Homes product is sold in 27 metropolitan areas as of the date of this prospectus located in Maryland, Washington, D.C., Virginia, West Virginia, Pennsylvania, New York, North Carolina, South Carolina, Tennessee, Ohio, New Jersey, Delaware, Kentucky, Indiana, Illinois and Florida. The Fox Ridge Homes product is sold solely in the Nashville, TN metropolitan area as of the date of this prospectus. The NVHomes product is marketed primarily to move-up and upscale buyers and is sold in Delaware and the Washington, D.C., Baltimore, MD and Philadelphia, PA metropolitan areas as of the date of this prospectus. In 2011, our average price of a settled unit was approximately $307,500. To more fully serve customers of our homebuilding operations, we also operate a mortgage banking and title services business. We conduct our homebuilding activities directly. Our mortgage banking operations are operated primarily through a wholly owned subsidiary, NVR Mortgage Finance, Inc. (“NVRM”).

Historically, we generally have not engaged in land development (see discussion below on our limited land development activities). Instead, we typically acquire finished building lots at market prices from various development entities under fixed price purchase agreements (“purchase agreements”) that require deposits that may be forfeited if we fail to perform under the purchase agreement. The deposits required under the purchase agreements are in the form of cash or letters of credit in varying amounts and represent a percentage, typically ranging up to 10%, of the aggregate purchase price of the finished lots.

We believe that our lot acquisition strategy avoids the financial requirements and risks associated with direct land ownership and land development. We may, at our option, choose for any reason and at any time not to perform under these purchase agreements by delivering notice of our intent not to acquire the finished lots under contract. Our sole legal obligation and economic loss for failure to perform under these purchase agreements is limited to the amount of the deposit pursuant to the liquidated damage provision contained within the purchase agreements. We do not have any financial guarantees and we typically do not guarantee lot purchases on a specific performance basis under these purchase agreements. None of the creditors of any of the development entities with which we have entered these purchase agreements have recourse to our general credit. We generally seek to maintain control over a supply of lots believed to be suitable to meet our five-year business plan.

Our continued success is contingent upon our ability to control an adequate supply of finished lots on which to build and on our developers’ ability to timely deliver finished lots to meet the sales demands of our customers. However, current economic conditions and the continued downturn of the homebuilding industry have exerted pressure on our developers’ ability to obtain acquisition and development financing or to raise equity investments to finance land development activity, potentially constraining our supply of finished lots. This pressure has necessitated that in certain specific strategic circumstances we deviate from our historical lot acquisition strategy and engage in joint venture arrangements with land developers or directly acquire raw ground already zoned for its intended use for development. Once we acquire control of any raw ground, we determine whether to sell the raw parcel to a developer and enter into a fixed price purchase agreement with the developer to purchase the finished lots, or whether to hire a developer to develop the land on our behalf. While joint venture arrangements and direct land development activity are not our preferred method of acquiring finished building lots, we may enter into additional transactions in the future on a limited basis where there exists a compelling strategic or prudent financial reason to do so. We expect, however, to continue to acquire substantially all of our finished lot inventory using fixed price purchase agreements with forfeitable deposits.

In addition to building and selling homes, we provide a number of mortgage-related services through our mortgage banking operations. Through operations in each of our homebuilding markets, NVRM originates mortgage loans almost exclusively for our homebuyers. NVRM generates revenues primarily from origination fees, gains on sales of loans and title fees. NVRM sells all of the mortgage loans it closes into the secondary markets on a servicing released basis.

We are incorporated in the Commonwealth of Virginia. Our principal executive offices are located at 11700 Plaza America Drive, Suite 500, Reston, Virginia 20190 and our telephone number is (703) 956-4000.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities for general corporate purposes, which may include repurchases of our common shares. We will have significant discretion in the use of any net proceeds. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the applicable prospectus supplement and/or free writing prospectus. Until we apply the net proceeds for specific purposes, we may invest such net proceeds in short-term or marketable securities.

RATIOS OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges were 12.0, 15.2, 11.0, 5.3 and 13.8 for the years ended December 31, 2011, 2010, 2009, 2008 and 2007, respectively, and our ratio of earnings to fixed charges was 11.9 for the six months ended June 30, 2012. The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For purposes of such computation, earnings consist of pretax income from continuing operations before adjustment for non-controlling interests in consolidated subsidiaries or income or loss from equity investees, net of distributions, and fixed charges. Fixed charges consist of interest expense, amortized premiums, discounts and capitalized expenses related to indebtedness and an estimate of interest within rental expense. There were no preferred shares outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the debt securities to which this prospectus and any applicable prospectus supplement may relate. The particular terms of the debt securities being offered and the extent to which such general provisions may apply will be set forth in the applicable indenture or in one or more supplemental indentures and will be described in a prospectus supplement and/or in a free writing prospectus or pricing supplement authorized by us, or which are incorporated by reference into this prospectus or such prospectus supplement, relating to the debt securities.

The senior indenture under which senior debt securities may be issued and a form of the subordinated indenture under which subordinated debt securities may be issued have been filed as exhibits to the registration statement of which this prospectus is a part. These indentures are available as described below under “Where To Obtain Additional Information” in this prospectus. All references appearing in this prospectus are to sections of each indenture unless otherwise indicated, and capitalized terms used but not defined below will have the respective meanings set forth in each indenture.

General

The debt securities will be our unsecured general obligations and may be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more indentures, as amended or supplemented from time to time, in each case between a trustee and us. Senior debt securities will be issued under the senior indenture and subordinated debt securities will be issued under the subordinated indenture.

The indentures will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made under this heading relate to the debt securities and the indentures. These statements are summaries of provisions in the indenture and do not purport to be complete and are subject to, and qualified in their entirety by reference to, the indentures and debt securities themselves.

The indebtedness represented by our subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt securities. See “Ranking” below for more information.

We conduct a portion of our operations through subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due under the debt securities or to make any funds available, whether by dividends, loans or other payments. The payment of dividends or the making of loans and advances to us by the subsidiaries may be subject to contractual, statutory or regulatory restrictions, which, if material, would be disclosed in the applicable prospectus supplement. Moreover, such payments, loans and advances would be contingent upon the earnings of the subsidiaries. Our right to receive assets of any of the subsidiaries upon liquidation or recapitalization of the subsidiaries (and the consequent right of the holders of debt securities to participate in those assets) will be subject to the claims of the subsidiaries’ creditors. In the event that we are recognized as a creditor of a subsidiary, our claims would still be subject to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that of the debt securities.

Except as set forth in the applicable indenture or in one or more supplemental indentures and described in an applicable prospectus supplement, the debt securities may be authenticated and delivered under the indenture without limit as to aggregate principal amount, and may be issued in one or more series, in each case as established from time to time in or under authority granted by a resolution of our board of directors as established in the applicable indenture or in one or more supplemental indentures. All debt securities of one series do not have to be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series (Section 301).

Each indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee, and, except as otherwise indicated in the indenture or supplemental indenture, any action permitted to be taken by each trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement relating to any series of debt securities being offered will contain information on the specific terms of those debt securities, including, without limitation:

•	the title of such debt securities and whether such debt securities are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of such debt securities;

•	the date or dates, or the method for determining the date or dates, on which the principal of such debt securities will be payable;

•	the rate or rates at which such debt securities will bear interest, if any, or the method by which such rate or rates will be determined;

•

the date or dates, or the method for determining the date or dates, from which any interest will accrue, the dates on which any interest will be payable, the regular record dates, if any, for interest payable on any interest payment dates, or the method by which record dates may be determined, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•

the place or places where the principal of (and premium) and interest on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer, exchange or conversion and where notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

•

the period or periods within which, the price or prices at which, and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at our option, if we have the option to redeem;

•

our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any provision or at the option of a holder of the debt securities, and the period or periods within which or the date and dates on which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to our obligation to redeem, repay or repurchase such debt securities;

•	if other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable;

•

whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts are to be determined;

•	any additions to, modifications of or deletions from the terms of such debt securities with respect to events of default or covenants set forth in the applicable indenture;

•

whether such debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple of $1,000 and, if in bearer form, the denominations thereof if other than $5,000;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture;

•

whether such debt securities will be convertible into our common shares, preferred shares or other securities and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, and any applicable limitations on the ownership or transferability of the securities into which such debt securities are convertible;

•

whether and under what circumstances we will pay any additional amounts on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment; and

•	any other terms of the debt securities not inconsistent with the provisions of the applicable indenture (Section 301).

The debt securities may provide for less than the entire principal amount to be payable upon the declaration of acceleration of maturity. We refer to such debt securities as “original issue discount securities.” Special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Except as described in the applicable indenture or in one or more supplemental indentures, the applicable indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities, if in registered form other than global form, will be issuable in denominations of $1,000 and integral multiples of $1,000, and, if in bearer form other than global form, will be issuable in denominations of $5,000 (Section 302).

Unless otherwise specified in the applicable prospectus supplement, the principal of (and applicable premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. At our option, payment of interest may be made by check mailed to the address of the person entitled to the interest payment as it appears in the applicable register for the debt securities or by wire transfer of funds to such person at an account maintained within the United States (Sections 301, 305, 306, 307 and 1002).

Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will cease to be payable to the holder on the applicable regular record date and may either be paid:

•

to the person in whose name such debt security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the trustee, and notice whereof will be given to the holder of such debt security not less than ten days prior to such special record date; or

•	at any time in any other lawful manner, all as more completely described in the applicable indenture or supplemental indenture (Section 307).

Subject to limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series, of any authorized denomination or denominations and of a like aggregate principal amount and tenor upon surrender of such debt securities at the corporate trust office of the applicable trustee. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable prospectus supplement refers to any transfer agent (in addition to the applicable trustee) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents with respect to any series of debt securities (Sections 305 and 1002).

Neither we nor the trustee will be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing or publication, whichever is applicable, of the relevant notice of redemption;

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•

issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be repaid (Section 305).

Merger, Consolidation or Sale

We will be permitted to consolidate with, sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity, provided that:

•	either we are the continuing entity, or the successor entity expressly assumes the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

•

immediately after giving effect to such transaction and treating any indebtedness that becomes our obligation or the obligation of any of our Subsidiaries as a result thereof as having been incurred by us or a Subsidiary (as defined below) at the time of such transaction, no event of default under the indenture or supplemental indentures, and no event which, after notice or the lapse of time, or both, would become such an event of default, will have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering such conditions described above is delivered to the trustee (Sections 801 and 803).

“Subsidiary” means a corporation or a partnership, a majority of the outstanding voting stock or partnership interests, as the case may be, of which is owned, directly or indirectly, by us or by one or more of our Subsidiaries. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency (Section 101).

Certain Covenants

Existence. Except as described above under “Merger, Consolidation or Sale,” we will be required to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (by articles of incorporation, bylaws and statute) and franchises. However, we will not be required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of our business and that its loss is not disadvantageous in any material respect to the holders of the debt securities (Section 1004).

Insurance. We will be required to, and we will be required to cause each of our Subsidiaries to, keep all insurable properties insured against loss or damage at least equal to their then full insurable value (Section 1006).

Payment of Taxes and Other Claims. We will be required to pay or discharge, or cause to be paid or discharged, before they become delinquent:

•	all material taxes, assessments and governmental charges levied or imposed upon us or any Subsidiary or upon our income, profits or property or the income, profits or property of any Subsidiary; and

•	all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any Subsidiary.

However, we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (Section 1007).

Additional Covenants and/or Modifications to Covenants

Any additional covenants and/or modifications to the covenants described above with respect to any series of debt securities, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be set forth in the applicable indenture or supplemental indenture and described in the prospectus supplement relating to such debt securities.

Events of Default, Notice and Waiver

Each indenture will provide that the following events are “events of default” with respect to any series of debt securities issued thereunder (except as may be otherwise provided in the supplemental indenture establishing such series of debt securities and described in the applicable prospectus supplement):

•	default for 30 days in the payment of any installment of interest on any debt security of such series;

•	default in the payment of principal of (or premium, if any, on) any debt security of such series at its maturity;

•

default in the performance or breach of any other covenant or warranty of ours contained in the applicable indenture continued for 60 days after written notice, as provided in the applicable indenture;

•

default in the payment of an aggregate principal amount exceeding $5,000,000 of any of our recourse indebtedness or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, if such indebtedness is not discharged;

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary or the property of either; and

•	any other event of default provided with respect to a particular series of debt securities (Section 501).

“Significant Subsidiary” means any subsidiary of ours that is a “significant subsidiary” within the meaning of Regulation S-X promulgated by the SEC under the Securities Act of 1933 (Section 101).

Except as otherwise provided with respect to any series of debt securities, if an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) and premium (if any) of all the debt securities of that series to be due and payable immediately by written notice to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series may rescind and annul such declaration and its consequences if:

•

we have paid or deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series, plus fees, expenses, disbursements and advances of the applicable trustee; and

•

all events of default, other than the non-payment of accelerated principal of (or premium, if any) or interest on the debt securities of such series have been cured or waived as provided in such indenture (Section 502).

Each indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

•

in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby (Section 513).

Each trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the applicable indenture unless such default has been cured or waived. However, the trustee will be protected in withholding notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if specified responsible officers of the trustee consider such withholding of notice to be in the interest of those holders (Section 601).

Each indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the cases of failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity satisfactory to it (Section 507). This provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such debt securities at the respective due dates thereof (Section 508).

Subject to provisions in each indenture relating to its duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under an indenture, unless such holders have offered to the trustee security or indemnity satisfactory to it (Section 602). The holders of not less than a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining in such direction (Section 512).

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status of the default (Section 1008).

Modification of the Indentures

Modifications and amendments of an indenture will be permitted only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under such indenture which are affected by such modification or amendment. However, except as otherwise provided with respect to any series of debt securities, no such modification or amendment may, without the consent of the holder of each such debt security affected by the modification or amendment:

•	change the stated maturity of the principal of (or premium, if any), or any installment of principal or interest on, any such debt security;

•

reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment at the option of the holder of any such debt security;

•	change the place of payment or the coin or currency for payment of principal (or premium, if any) or interest on any such debt security;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity with respect to any such debt security;

•

reduce the percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture or to waive compliance with certain provisions of the indenture or certain defaults and consequences under the indenture;

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of various past defaults or covenants, except to increase the required percentage to effect such action or to provide that other provisions of the indenture may not be modified or waived without the consent of the holder of such debt security;

•	release any guarantors (if any) from their guarantees with respect to the debt securities; or

•	modify the ranking or priority of the debt securities (Section 902).

Our compliance with covenants relating to the maintenance of our existence and properties may be waived by the holders of at least a majority in principal amount of all outstanding debt securities of such series (Section 1010).

Except as otherwise provided with respect to any series of debt securities, modifications and amendments of an indenture may be made by us and the respective trustee without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person as obligor under such indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•

to add or change any provisions of an indenture to allow debt securities in bearer form to be registrable as to principal or issued in exchange for registered securities or debt securities in bearer form of other denominations, provided that such action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•

to change or eliminate any restrictions on payment of any premium, principal or interest on debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•

to change or eliminate any provisions of an indenture, if any such change or elimination becomes effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•

to cure any ambiguity, or to correct or supplement any defect or inconsistency in an indenture, or to make any other provisions with respect to matters or questions arising under the applicable indenture which are not inconsistent with the provision of such indenture;

•

to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, if such action does not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to make any change that does not adversely affect the legal rights under an indenture of any holder of debt securities of any series issued thereunder; or

•	to add a guarantor of the debt securities (Section 901).

Each indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder:

•

the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity of the original issue discount security;

•

the principal amount of any debt security denominated in a foreign currency that is deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of original issue discount security, the U.S. dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point);

•

the principal amount of an indexed security that is deemed outstanding will be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant to the applicable indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or any affiliate of ours or of such other obligor will be disregarded.

Ranking

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of (and premium or make-whole amount, if any) and interest on any subordinated debt securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all “Senior Debt” (as defined below) (Sections 1401 and 1402 of the subordinated indenture). However, our obligation to make payments of the principal and interest on such subordinated debt securities will not otherwise be affected (Section 1408 of the subordinated indenture). No payment of principal (or premium, if any) or interest will be permitted to be made on subordinated debt securities at any time if a default on Senior Debt exists that permits the holders of the Senior Debt to accelerate its maturity, and the default is the subject of judicial proceedings or we receive notice of the default (Section 1403 of the subordinated indenture). After all Senior Debt is paid in full and until the subordinated debt securities are paid in full, holders will be subrogated to the right of holders of Senior Debt to the extent that distributions otherwise payable to holders have been applied to the payment of Senior Debt (Section 1407 of the subordinated indenture). By reason of such subordination, in the event of a distribution of assets upon insolvency, certain of our general creditors may recover more, ratably, than holders of subordinated debt securities.

Under the subordinated indenture, “Senior Debt” will mean the principal of (and premium, if any) and interest on, or substantially similar payments that we make in respect of the following, whether outstanding at the date of execution of the applicable indenture or thereafter incurred, created or assumed:

•	our indebtedness for money borrowed or represented by purchase-money obligations;

•	our indebtedness evidenced by notes, debentures, or bonds or other securities issued under the provisions of an indenture, fiscal agency agreement or other instrument;

•	our obligations as lessee under leases of property either made as part of a sale and leaseback transaction to which we are a party or otherwise;

•	indebtedness of partnerships and joint ventures which is included in our consolidated financial statements;

•

indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise, to pay or advance money or property or as guarantor, endorser or otherwise, or which we have agreed to purchase or otherwise acquire; and

•	any binding commitment of ours to fund a real estate investment or to fund an investment in an entity making a real estate investment,

in each case other than:

•

any indebtedness, obligation or liability as to which, in the instrument creating or evidencing such indebtedness, obligation or liability, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities or ranks equally with the subordinated debt securities;

•

any such indebtedness, obligation or liability which is subordinated to our indebtedness to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated; and

•	the subordinated debt securities.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the applicable prospectus supplement or the information incorporated herein by reference will contain the approximate amount of Senior Debt outstanding as of the end of our most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

We may be permitted under the applicable indenture to discharge certain obligations to holders of any series of debt securities that have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

Each indenture provides that, if the provisions relating to defeasance and covenant defeasance are made applicable to the debt securities of or within any series, we may elect either:

•

to defease and be discharged from any and all obligations with respect to such debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities, and the obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust), which we refer to as a “defeasance” (Section 1302); or

•

to be released from our obligations with respect to such debt securities under specified sections of Article Ten of the indenture as described in the applicable prospectus supplement and any omission to comply with such obligations will not be an event of default with respect to such debt securities, which we refer to as a “covenant defeasance” (Section 1303), in either case, upon our irrevocable deposit by us with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations (as defined below), or both, applicable to such debt securities which, through the scheduled payment of principal and interest in accordance with their terms, will provide money in an amount sufficient without reinvestment to pay the principal of (and premium, if any) and interest on such debt securities on the scheduled due dates therefor.

Such a trust may only be established if, among other things, we have delivered to the applicable trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, is required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture (Section 1304).

As used in this prospectus, “government obligations” means securities which are:

•

direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•

obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America or such government, and which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depositary receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depositary receipt (Section 101).

Unless otherwise provided in the applicable prospectus supplement, if, after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

•

the holder of a debt security of such series is entitled to, and does, elect pursuant to the applicable indenture or the terms of such debt security to receive payment in a currency or currency unit other than that in which such deposit has been made in respect of such debt security; or

•	a conversion event (as defined below) occurs in respect of the currency or currency unit in which such deposit has been made,

the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency or currency unit in which such debt security becomes payable as a result of such election or such conversion event based on the applicable market exchange rate (Section 1305).

As used in this prospectus, “conversion event” means the cessation of use of:

•

a foreign currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

•	any currency unit or composite currency for the purposes for which it was established (Section 101).

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance will be made in U.S. dollars.

In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default other than the event of default described in the third bullet point under “Events of Default, Notice and Waiver” with respect to specified sections of Article Ten of each indenture (which sections would no longer be applicable to such debt securities as a result of such covenant defeasance) or described in the sixth bullet point under “Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, we will remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Redemption of Debt Securities

The indenture provides that the debt securities may be redeemed at any time at our option, in whole or in part, at the prescribed redemption price, except as may otherwise be provided in connection with any debt securities or series thereof.

From and after notice has been given as provided in the indenture, if funds for the redemption of any debt securities called for redemption have been made available on such redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Notice of any optional redemption by us of any debt securities will be given to holders at their addresses, as shown in the security register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and, in the case of partial redemption, the principal amount of the debt securities held by such holder to be redeemed. (Section 1104).

If we elect to redeem debt securities, we will notify the trustee at least 45 days prior to the notice of redemption given to holders (or such shorter period as is satisfactory to the trustee) of the aggregate principal amount of debt securities to be redeemed and the redemption date. If less than all the debt securities are to be redeemed, the trustee will select the debt securities to be redeemed in such manner as it deems fair and appropriate. (Section 1102 and 1103).

Conversion and Exchange Rights

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for common shares, preferred shares or other securities. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the number of shares of common shares, preferred shares or other securities to be received upon conversion or exchange would be calculated.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to such series.

DESCRIPTION OF CAPITAL STOCK

Common Stock

General

We are authorized to issue 60,000,000 common shares. As of August 28, 2012, we had 4,892,905 common shares outstanding. Our outstanding common shares are currently listed for trading on the New York Stock Exchange under the symbol “NVR.” We will apply to the securities exchange on which our shares are traded to list the additional common shares to be sold pursuant to any prospectus supplement, and we anticipate that such shares will be listed.

Quorum and Voting

The presence, in person or by proxy, of holders of a majority of the voting shares entitled to be cast on a matter at a meeting of the shareholders, constitutes a quorum for action on that matter. Our directors are elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, each director shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Holders of common shares do not have the right to cumulate their votes for directors. Except as otherwise required by law or by our articles of incorporation or bylaws, any other action by any voting group is approved if the votes cast favoring the action within that voting group exceed the votes cast opposing the action within that voting group. The affirmative vote of holders of a majority of the outstanding shares is necessary to amend various provisions of our articles of incorporation and bylaws. Holders of common shares may vote their shares in person or by proxy.

Dividends

In accordance with its corporate power under Virginia law, our board of directors may determine that dividends are to be paid to the holders of the common shares from time to time out of legally available funds. We currently do not expect to pay dividends in the near future.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of affairs, the holders of common shares then outstanding are entitled to share ratably in all of our assets remaining after payment of all debts and other liabilities and any liquidation preference of the holders of preferred shares.

Preemptive Rights

Holders of shares do not have any preemptive rights to purchase, subscribe for or otherwise acquire our common shares or any other of our securities.

Preferred Stock

We are authorized to issue 15,000,000 preferred shares. No preferred shares currently are outstanding. Under our articles of incorporation, our board of directors may from time to time establish and issue preferred shares. Our board of directors may determine the designation, preference, limitations and relative rights of each series of preferred shares so issued.

The prospectus supplement relating to any preferred shares offered thereby will contain the specific terms thereof, including, without limitation:

•	the designation of such preferred shares;

•	the number of such preferred shares offered, the liquidation preference per share and the offering price of such preferred shares;

•	the dividend rate, period and/or payment date or method of calculation thereof applicable to such preferred shares;

•	the date from which dividends on such preferred shares will accumulate, if applicable;

•	the voting rights of the preferred shares;

•	the provision for a sinking fund, if any, for such preferred shares;

•	the provision for redemption, if applicable, of such preferred shares;

•	the terms and conditions, if applicable, upon which such preferred shares will be convertible into our common shares, including the conversion price (or manner of calculation thereof);

•	any other specific preferences, limitations and relative rights of such preferred shares;

•	a discussion of federal income tax considerations applicable to such preferred shares;

•	the relative ranking and preferences of such preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•

any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	whether interests in such preferred shares will be represented by depositary shares.

Because our board of directors has the power to establish the preference, limitations and relative rights of each series of preferred shares, it may afford the holders of any series of preferred shares preference, limitations and relative rights, voting or otherwise, senior to the rights of holders of common shares.

Certain Provisions of Governing Documents and Virginia Law

Board of Directors

Our board of directors currently has 12 members. Our articles of incorporation and bylaws provide that our board of directors shall have no less than seven and no more than 13 members, as established from time to time by resolution of our board of directors. Our directors serve for one-year terms and can be removed from office only for cause and only by the affirmative vote of holders of shares having a majority of the votes entitled to be cast in the election of directors. Vacancies on our board of directors may be filled by our shareholders or by our remaining directors.

Change In Control and Anti-Takeover Matters

We have opted not to be subject to the restrictions on acquiring control of Virginia corporations under Article 14.1 (Control Share Acquisitions) of the Virginia Stock Corporation Act.

Our bylaws require that shareholders give advance notice of proposals to be presented at meetings of shareholders, including director nominations. In addition, our bylaws provide that special meetings of our shareholders may be called only by a majority of the board of directors.

Amendment of Articles of Incorporation and Bylaws

The affirmative vote of the holders of a majority of our outstanding shares is required to amend various provisions of our articles of incorporation.

Various provisions of our bylaws can be amended by the shareholders or by the affirmative vote of a majority of the entire board of directors. Furthermore, the affirmative vote of the holders of a majority of our outstanding common shares is necessary to amend our bylaws to change, among other things, the provisions applicable to the composition of the board of directors and committees of the board of directors.

Registrar and Transfer Agent

The registrar and transfer agent for our common shares is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred shares, as specified in the applicable prospectus supplement. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depository named therein and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred shares represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred shares represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred shares by us to the preferred share depository, we will cause the preferred share depository to issue, on our behalf, the depositary receipts.

The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares will be described in the applicable prospectus supplement. The description below and in any prospectus supplement does not include all of the terms of the depositary shares and should be read together with the applicable deposit agreement and related depositary receipts, each of which are incorporated by reference in this prospectus.

Dividends

The preferred share depository will distribute all cash dividends received in respect of the preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depository.

In the event of a dividend other than in cash, the preferred share depository will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depository, unless the preferred share depository determines that it is not feasible to make such distribution, in which case the preferred share depository may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the preferred share depository (unless the related depositary shares have previously been called for redemption), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred shares on the basis of the proportion of the preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares to be withdrawn, the preferred share depository will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem preferred shares held by the preferred share depository, the preferred share depository will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed, provided we have paid in full to the preferred share depository the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us.

From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any monies payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption upon surrender thereof to the preferred share depository.

Voting of the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the preferred share depository will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred shares. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred share depository as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred share depository will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred share depository in order to enable the preferred share depository to do so. The preferred share depository will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred share depository will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred share depository.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

The depositary shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred share depository with written instructions to the preferred share depository to instruct us to cause conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole common shares, other preferred shares or other securities, and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion will result in a fractional share being issued, we will pay in cash an amount equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred share depository. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least a majority of the depositary shares evidenced by the depositary receipts then outstanding. No amendment will impair the right, subject to certain exceptions in the depository agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred share depository if holders of at least two-thirds of each series of preferred shares affected by such termination consents to such termination, whereupon the preferred share depository will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred share depository with respect to such depositary receipts. In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;

•

there has been a final distribution in respect of the related preferred shares in connection with any liquidation, dissolution or winding up of us and such distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares; or

•	each share of the related preferred shares has been converted into our common shares, preferred shares or other securities not so represented by depositary shares.

Charges of Preferred Share Depository

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred share depository in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay certain other transfer and other taxes and governmental charges as well as the fees and expenses of the preferred share depository for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depository

The preferred share depository may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred share depository, any such resignation or removal to take effect upon the appointment of a successor preferred share depository. A successor preferred share depository must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States.

Miscellaneous

The preferred share depository will forward to holders of depositary receipts any reports and communications from us which are received by the preferred share depository with respect to the related preferred shares.

Neither the preferred share depository nor we will be liable if the preferred share depository is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. Our obligations and the preferred share depository’s obligations under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred share depository will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred share depository may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred share depository receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred share depository will be entitled to act on such claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of any of the types of securities offered by this prospectus. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of the warrants and the warrant agreement in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the designation, number and terms of the securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities offered thereby with which such warrants are issued and the number of such warrants issued with each such security offered thereby;

•	the date, if any, on and after which such warrants and the related security will be separately transferable;

•	the price at which each of the securities purchasable upon exercise of such warrants may be purchased and any provisions for changes or adjustments to the exercise price;

•	the date on which the right to exercise such warrants will commence and the date on which such right will expire;

•	the minimum or maximum number of such warrants which may be exercised at any one time;

•	information with respect to book entry procedures, if any;

•	a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

•	in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest on, the debt securities purchasable upon exercise; or

•	in the case of warrants to purchase equity securities, the right to vote or receive dividend payments or similar distributions on the securities purchasable upon exercise.

BOOK-ENTRY SECURITIES

The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts will be designated by the underwriters, dealers or agents with respect to the securities or by us if we directly offer and sell the securities. Ownership of global securities will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of global securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to ownership interests of participants) and records of the participants (with respect to ownership interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability of certain persons to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of global securities will not:

•	be entitled to have any of the individual securities of the series represented by such global security registered in their names;

•	receive or be entitled to receive physical delivery of any such securities in definitive form; and

•	be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and directors or any paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of global securities for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to or through underwriters or dealers, and also may sell them directly to other purchasers or through agents.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents, in the form of discounts, concessions, or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933. Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the applicable prospectus supplement. The applicable prospectus supplement will also describe the other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

Under agreements we may enter into, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933.

Underwriters, dealers and agents may engage in transactions with or perform services for us, or be our customers in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase the securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each such contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to such contracts will be neither less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom such contracts, when authorized, may be made include savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Such contracts will not be subject to any conditions except:

•

the purchase by an institution of the securities covered by such contracts may not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject; and

•	if the securities are being sold to underwriters, we must have sold to such underwriters the total principal amount of such securities less the principal amount thereof covered by such contracts.

In connection with the sale of the securities, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot the offering, creating a short position. In addition, the underwriters may bid for and purchase the securities in the open market to cover short positions or to stabilize the price of the securities. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters will not be required to engage in these activities, and may end any of these activities at any time.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

EXPERTS

The consolidated financial statements of NVR as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters in connection with the securities registered herein will be passed upon for us by Hogan Lovells US LLP, Washington, D.C.

WHERE TO OBTAIN ADDITIONAL INFORMATION

This prospectus does not contain all of the information included in the registration statement on Form S-3 of which this prospectus is a part. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that such agreement or document be filed as an exhibit to the registration statement, please see such agreement or document for a complete description of these matters.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC, including the registration statement, at the following location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov and on the Company’s website at www.nvrinc.com. Information on our website does not constitute a part of this prospectus.

In addition, because our common stock is listed on the New York Stock Exchange, you may inspect and copy our SEC filings at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, which we have previously filed with the SEC, and any future filings we make with the SEC on or after the date hereof and prior to the completion of the applicable offering under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (including portions of our definitive Proxy Statement filed with the SEC on March 26, 2012 to the extent specifically incorporated by reference in such Form 10-K), filed with the SEC on February 22, 2012;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, filed with the SEC on April 27, 2012;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, filed with the SEC on July 27, 2012;

•	Our Current Reports on Form 8-K, filed on May 9, 2012, May 10, 2012 and May 31, 2012; and

•

The description of our common stock included in our Registration Statement on Form 8-A filed with the SEC on December 27, 2007, including any amendment or report filed for the purpose of updating this description.

Any information contained or incorporated by reference herein shall be deemed to be updated or superseded for purposes of this prospectus to the extent that other information contained herein or in any of the future filings we make with the SEC, which also is or is deemed to be incorporated by reference herein or in any prospectus supplement, updates or supersedes such information. Any information so updated or superseded shall not be deemed, except as so updated or superseded, to constitute a part of this prospectus.

You may request a copy of these filings and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus at no cost by writing or telephoning us at:

Corporate Secretary

NVR, Inc.

11700 Plaza America Drive, Suite 500

Reston, Virginia 20190

(703) 956-4000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following are the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

SEC registration fee	$	*
Fees of rating agencies		**
Printing and duplicating expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Blue Sky fees and expenses		**
Trustee fees		**
Miscellaneous		**

Total	$	**

*	To be deferred pursuant to Rule 456(b) under the Securities Act of 1933 and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act of 1933.
**	The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Under the Virginia Stock Corporation Act (the “VSCA”), a corporation may indemnify a director who is made a party to a proceeding because he is or was a director if (i) he acted in good faith, (ii) in the case of conduct in his official capacity with the corporation, he believed his conduct was in the best interests of the corporation, (iii) in all other cases, he believed his conduct was at least not opposed to the best interests of the corporation, and (iv) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A director’s conduct with respect to an employee benefit plan for a purpose he believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of clause (iii) above. Under the VSCA, we may not indemnify our directors (i) in a proceeding brought by or in the right of the corporation, in which the director was determined liable to the corporation, or (ii) any other proceedings charging improper personal benefit in which the director was determined liable on that basis. Indemnification permitted under the VSCA in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. The termination of a proceeding by judgment, order, settlement or conviction is not determinative that a director acted in a way that prohibits indemnification. Under the VSCA, unless limited by its articles of incorporation, a corporation must indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is a current or former director of the corporation against reasonable expenses incurred by him in the proceeding. A corporation may indemnify officers to the same extent as directors.

Our articles of incorporation require us to indemnify to the fullest extent permitted by the VSCA a present or former director or officer of (a) us, (b) any constituent corporation or other business entity absorbed by us in a merger or consolidation, or (c) at the request of us or such other entity, any other corporation or business entity, who was, is or is threatened to be made a named defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal by reason of the fact that such individual is a present or former director or officer of us, against any obligation to pay a judgment, settlement, penalty, fine (including any excise tax assessed with respect to any employee benefit plan) or other liability and reasonable expenses (including counsel fees) incurred with respect to such a proceeding (except for liabilities incurred because of willful misconduct or a knowing violation of the criminal law).

Our articles of incorporation authorize us to make advances and reimbursements for expenses reasonably incurred by a director or officer in a proceeding as described above upon receipt of an undertaking from such director or officer to repay the same if it is ultimately determined that such director or officer is not entitled to indemnification. Such undertaking must be an unlimited, unsecured general obligation of the director or officer and must be accepted without reference to his ability to make repayment. In accordance with the VSCA, the director or officer must also provide a written statement of his good faith belief that he has met the standard of conduct under the VSCA.

We maintain an officer and director liability insurance policy insuring our officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring us under certain circumstances, in the event that indemnification payments are made to such officers and directors.

We also have entered into employment agreements with Paul C. Saville, Dennis M. Seremet, Robert W. Henley and Eugene J. Bredow, in which we agree to indemnify and hold harmless these officers for any acts or decisions made by them in good faith while performing services for us or our affiliates, and to pay all expenses actually and necessarily incurred by them in connection with any appeal thereon including the cost of court settlement arising or alleged to arise from their employment with us.

Item 16.	Exhibits and Financial Statement Schedules.

The exhibits to this registration statement are listed in the Exhibits Index, which appears immediately after the signature page and is incorporated in this Item 16 by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, state of Virginia on September 5, 2012.

NVR, INC.

/s/ Paul C. Saville
Paul C. Saville President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of the registrant, do hereby constitute and appoint Paul C. Saville, Dennis M. Seremet and Eugene J. Bredow, and each of them, our true and lawful attorneys-in-fact and agents with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Dwight C. Schar Dwight C. Schar	Chairman	September 5, 2012

/s/ C. E. Andrews C. E. Andrews	Director	September 5, 2012

/s/ Robert C. Butler Robert C. Butler	Director	September 5, 2012

/s/ Timothy M. Donahue Timothy M. Donahue	Director	September 5, 2012

/s/ Thomas D. Eckert Thomas D. Eckert	Director	September 5, 2012

/s/ Alfred E. Festa Alfred E. Festa	Director	September 5, 2012

/s/ Manuel H. Johnson Manuel H. Johnson	Director	September 5, 2012

Signature	Title	Date

/s/ William A. Moran William A. Moran	Director	September 5, 2012

/s/ David A. Preiser David A. Preiser	Director	September 5, 2012

/s/ W. Grady Rosier W. Grady Rosier	Director	September 5, 2012

/s/ John M. Toups John M. Toups	Director	September 5, 2012

/s/ Paul W. Whetsell Paul W. Whetsell	Director	September 5, 2012

/s/ Paul C. Saville Paul C. Saville	Principal Executive Officer	September 5, 2012

/s/ Dennis M. Seremet Dennis M. Seremet	Principal Financial Officer	September 5, 2012

/s/ Eugene J. Bredow Eugene J. Bredow	Principal Accounting Officer	September 5, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit

1.1(a)	Form of Debt Securities Underwriting Agreement

1.2(a)	Form of Common Shares Underwriting Agreement

1.3(a)	Form of Preferred Shares Underwriting Agreement

1.4(a)	Form of Depositary Shares Underwriting Agreement

1.5(a)	Form of Warrants Underwriting Agreement

4.1(b)	Restated Articles of Incorporation of the Company.

4.2(c)	Bylaws, as amended, of the Company.

4.3(d)	Trust Indenture between the Company, as issuer, and the Bank of New York, as trustee, dated April 14, 1998.

4.4(e)	First Supplemental Trust Indenture between the Company, as issuer, NVR Homes, Inc., as guarantor, and the Bank of New York, as trustee, dated April 14, 1998.

4.5(f)	Second Supplemental Indenture between the Company, as issuer, and the Bank of New York, as trustee, dated February 27, 2001.

4.6(g)	Third Supplemental Indenture between the Company, as issuer, and U.S. Bank Trust National Association, as trustee, dated March 14, 2002.

4.7(h)	Fourth Supplemental Indenture between the Company, as issuer, and U.S. Bank Trust National Association, as trustee, dated June 17, 2003.

4.8(i)	Form of Subordinated Indenture

4.9(a)	Form of Note

4.10(j)	Specimen Certificate of Common Shares

4.11(a)	Specimen Certificate of Preferred Shares

4.12(a)	Form of Deposit Agreement for Depositary Shares

4.13(a)	Form of Equity Warrant Agreement

5.1*	Opinion of Hogan Lovells US LLP

12.1*	Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of KPMG LLP

23.2*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

24(k)	Power of Attorney

25*	Statement of Eligibility of Trustee on Form T-1

(a)	To be filed by amendment or incorporated by reference in connection with the offering of specific securities.
(b)	Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.
(c)	Incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

(d)	Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed April 23, 1998.
(e)	Incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3 (No. 333-153374) filed September 8, 2008.
(f)	Incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-3 (No. 333-153374) filed September 8, 2008.
(g)	Incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-3 (No. 333-153374) filed September 8, 2008.
(h)	Incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-3 (No. 333-153374) filed September 8, 2008.
(i)	Incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form S-3 (No. 333-153374) filed September 8, 2008.
(j)	Incorporated by reference to Exhibit 1 in the Company’s Registration Statement on Form 8-A (No. 0001-12378) filed September 27, 1993.
(k)	Filed as part of the signature page of this registration statement.
*	Filed herewith.